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                                                               Exhibit 99(h)(11)

           AMENDMENT TO THE TRANSFER AGENCY AND REGISTRAR AGREEMENT(S)

         THIS AMENDMENT, dated as of September 5, 2001 is made to the Transfer Agency and Registrar Agreement[s] (the "Agreement[s]") between each of the Funds executing this Amendment and listed on Exhibit 1 of this Amendment attached hereto and incorporated herein (hereinafter individually and collectively referred to as the "Fund") and PFPC Inc. ("PFPC").

         The Fund and PFPC agree that as of the date first referenced above, the Agreement[s] shall be amended to include the following provision:

         "Each party agrees that any Nonpublic Personal Information, as defined under Section 248.3(t) of Regulation S-P ("Regulation S-P"), promulgated under the Gramm-Leach-Bliley Act (the Act"), disclosed by a party hereunder is for the specific purpose of permitting the other party to perform the services set forth in this Agreement. Each party agrees that, with respect to such information, it will comply with Regulation S-P and the Act and that it will not disclose any Nonpublic Personal Information received in connection with this Agreement, to any other party, except to the extent as necessary to carry out the services set forth in this Agreement or as otherwise permitted by Regulation S-P or the Act. PFPC agrees to adopt policies and procedures that address administrative, technical and physical safeguards for the protection of information of consumers or customers of the Fund. PFPC agrees to adopt policies and procedures that address administrative, technical and physical safeguards for the protection of Information of consumers or customers of the Fund."

         This Amendment contains the entire understanding among the parties with respect to the transactions contemplated hereby. To the extent that any provision of this Amendment modifies or is otherwise inconsistent with any provision of the prior agreements and related agreements, this Amendment shall control, but the prior agreements and all related documents shall otherwise remain in full force and effect.

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         IN WITNESS WHEREOF, each party has caused this Amendment to be executed by its duly authorized representative on the date first stated above.

PFPC, INC.


By:    /s/ James W. Nolan
    ------------------------------------------
Name:      James W. Nolan
      ----------------------------------------

Title: Senior Vice President/Managing Director
       ---------------------------------------

The Munder Funds, Inc.
The Munder Funds Trust
The Munder Framlington Funds Trust
St. Clair Funds, Inc.
Munder @Vantage Fund

on behalf of the Funds set forth on Exhibit 1
(as may be amended from time to time)


By:    /s/ Melanie Mayo West
    ------------------------------------------

Name:      Melanie Mayo West
      ----------------------------------------

Title:     Assistant Secretary
       ---------------------------------------

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                                    Exhibit 1
                                  List of Funds

THE MUNDER FUNDS INC.
---------------------
Munder Bio(Tech)/2/ Fund
Munder Digital Economy Fund
Munder Focus Growth Fund
Munder Fund of Funds
Munder Future Technology Fund
Munder International Bond
Fund Munder International NetNet Fund
Munder Micro-Cap Equity Fund
Munder MidCap Select Fund (formerly Munder Growth Opportunities Fund) Munder Money Market Fund
Munder Multi-Season Growth Fund
Munder NetNet Fund
Munder Power Plus Fund
Munder Real Estate Equity Investment Fund
Munder Small-Cap Value Fund

THE MUNDER FUNDS TRUST
----------------------
Munder Balanced Fund
Munder Bond Fund
Munder Cash Investment Fund
Munder Equity Income Fund
Munder Index 500 Fund
Munder Intermediate Bond Fund
Munder International Equity Fund
Munder Michigan Tax-Free Bond Fund
Munder Small Company Growth Fund
Munder Tax-Free Bond Fund
Munder Tax-Free Short-Intermediate Bond Fund
Munder Tax-Free Money Market Fund
Munder U.S. Government Income Fund
Munder U.S. Treasury Money Market Fund

ST. CLAIR FUNDS, INC.
---------------------
Liquidity Plus Money Market Fund
Munder Institutional Government Money Market
Fund Munder Institutional Money Market Fund
Munder Institutional S&P 500 Index Equity Fund
Munder Institutional S&P MidCap Index Equity Fund
Munder Institutional S&P SmallCap Index Equity Fund
Munder Institutional Short Term Treasury Fund

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THE MUNDER FRAMLINGTON FUNDS TRUST
----------------------------------
Munder Framlington Emerging Markets Fund
Munder Framlington Global Financial Services Fund
Munder Framlington Healthcare Fund
Munder Framlington International Growth Fund

MUNDER @VANTAGE FUND
--------------------
Munder @Vantage Fund